EX-32.2 SECTION 906 CERTIFICATION OF CHIEF FINANCIAL OFFICER

EXHIBIT 32.2

I, Jack R. Lazar, the chief financial officer of Atheros Communications, Inc. (the “Company”), certify for the purposes of section 1350 of chapter 63 of title 18 of the United States Code that, to my knowledge,:

(i)	The Quarterly Report of the Company on Form 10-Q for the quarterly period ended June 30, 2008 (the “Report”) fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934, and

(ii)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 1, 2008

/s/ Jack R. Lazar
Jack R. Lazar
Chief Financial Officer and Vice President of Corporate Development (Principal Financial Officer)